Exhibit 99.1

Contact:    Robert M. Gorman - (804) 523-7828
Executive Vice President / Chief Financial Officer

UNION BANKSHARES REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

Richmond, Va., January 24, 2017 - Union Bankshares Corporation (the “Company” or “Union”) (NASDAQ: UBSH) today reported net income of $20.8 million and earnings per share of $0.48 for its fourth quarter ended December 31, 2016. The quarterly results represent an increase of $3.0 million, or 16.6%, in net income and an increase of $0.08, or 20.0%, in earnings per share from the fourth quarter of 2015. For the year ended December 31, 2016, net income was $77.5 million and earnings per share was $1.77, an increase of $10.4 million, or 15.5%, and $0.28, or 18.8%, respectively, compared to the results for the year ended December 31, 2015.

“2016 was a year of growth and change for Union,” said John C. Asbury, president and chief executive officer for Union Bankshares Corporation. “With double digit gains in net income, earnings per share and loans for the year, the company showed impressive growth in 2016 and demonstrated the earnings power of the bank. Union made meaningful progress on its goal of achieving top tier financial performance by posting solid gains in our return on assets and return on tangible common equity profitability ratios from the prior year. Improving efficiency, along with diversifying the loan portfolio, growing core deposits to fund loan growth, and finalizing the work already underway to cross the $10 billion threshold will be focus areas for Union in 2017.

I also want to personally thank Billy Beale for his service and dedication to Union over the past 25 years and for the remarkably smooth leadership transition. The company is well positioned to continue to deliver long term shareholder value thanks to Billy's leadership and we look forward to his continuing contributions to the Company as a board member and an advisor going forward.”

Select highlights for the fourth quarter and full year of 2016 include:

•
Net income for the community bank segment was $20.4 million, or $0.47 per share, for the fourth quarter, compared to $17.9 million, or $0.40 per share, for the same quarter in 2015. Net income for the community bank segment for the year ended December 31, 2016 was $75.7 million, or $1.73 per share, compared to net income of $67.3 million, or $1.49 per share for the year ended December 31, 2015.

•
The mortgage segment reported net income of $382,000, or $0.01 per share, for the fourth quarter, compared to a net loss of $90,000 in the fourth quarter 2015. Net income for the mortgage segment for the year ended December 31, 2016 was $1.8 million, or $0.04 per share, compared to a net loss of $202,000 for the year ended December 31, 2015.

•
Return on Average Assets (“ROA”) was 0.99% for the quarter ended December 31, 2016 compared to ROA of 1.00% for the prior quarter and 0.93% for the fourth quarter of 2015. Return on Average Tangible Common Equity (“ROTCE”) was 12.05% for the quarter ended December 31, 2016 compared to ROTCE of 12.00% for the prior quarter and 10.38% for the fourth quarter of 2015.

•
Loans held for investment grew $158.1 million, or 10.3% (annualized), from September 30, 2016 and increased $635.6 million, or 11.2%, from December 31, 2015. Average loans increased $180.4 million, or 12.0% (annualized), from the prior quarter and increased $601.7 million, or 10.7%, from the same quarter in the prior year.

•
Period-end deposits increased $121.0 million, or 7.7% (annualized), from September 30, 2016 and grew $415.6 million, or 7.0%, from December 31, 2015. Average deposits increased $105.1 million, or 6.8% (annualized), from the prior quarter and increased $404.6 million, or 6.9%, from the same quarter in the prior year.

•
During the fourth quarter of 2016, the Company issued $150.0 million of fixed-to-floating rate subordinated debt with a maturity date of December 15, 2026. The notes were sold at par resulting in net proceeds, after discounts and offering expenses, of approximately $148.0 million.

NET INTEREST INCOME

Tax-equivalent net interest income was $71.5 million, an increase of $2.0 million from the third quarter, driven by both higher earning asset balances and higher yields on earning assets. The fourth quarter tax-equivalent net interest margin increased 2 basis points to 3.78% from 3.76% in the previous quarter. Core tax-equivalent net interest margin (which excludes the 8 and 9 basis point impact of acquisition accounting accretion in the current and prior quarter, respectively) increased by 3 basis points to 3.70% from 3.67% in the previous quarter. The increase in the core tax-equivalent net interest margin was principally due to the 5 basis point increase in interest-earning asset yields offset by the 2 basis point increase in cost of funds. The increase in interest-earnings asset yields was primarily driven by higher loan yields in the current quarter.

The Company’s tax-equivalent net interest margin includes the impact of acquisition accounting fair value adjustments. During the fourth quarter, net accretion related to acquisition accounting increased $90,000, or 5.9%, from the prior quarter to $1.6 million for the quarter ended December 31, 2016 due to higher than expected acquired loan balance paydowns. The third quarter, fourth quarter, and full year of 2016 and remaining estimated net accretion impact are reflected in the following table (dollars in thousands):

	Loan Accretion	Borrowings Accretion (Amortization)	Total
For the quarter ended September 30, 2016	$1,338	$181	$1,519
For the quarter ended December 31, 2016	1,538	71	1,609
For the year ended December 31, 2016	5,218	458	5,676
For the years ending:
2017	4,657	170	4,827
2018	4,120	(143)	3,977
2019	3,320	(286)	3,034
2020	2,810	(301)	2,509
2021	2,236	(316)	1,920
Thereafter	8,461	(5,306)	3,155

ASSET QUALITY/LOAN LOSS PROVISION

Overview
During the fourth quarter, the Company experienced declines in nonperforming asset balances as well as in net charge-off levels from the prior quarter and the prior year. Past due loans levels were consistent with the prior quarter and down from the prior year. The loan loss provision decreased from prior periods due to lower levels of net charge-offs and improving credit quality metrics, while the allowance for loan loss increased from prior periods due to loan growth.

All nonaccrual and past due loan metrics discussed below exclude purchased credit impaired (“PCI”) loans totaling $59.3 million (net of fair value mark of $14.3 million).

Nonperforming Assets (“NPAs”)
At December 31, 2016, NPAs totaled $20.1 million, a decrease of $7.2 million, or 26.4%, from December 31, 2015 and a decline of $3.2 million, or 13.8%, from September 30, 2016. In addition, NPAs as a percentage of total outstanding loans declined 16 basis points from 0.48% a year earlier and decreased 6 basis points from 0.38% last quarter to 0.32% in the current quarter. The following table shows a summary of asset quality balances at the quarter ended (dollars in thousands):

	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
Nonaccrual loans, excluding PCI loans	$9,973	$12,677	$10,861	$13,092	$11,936
Foreclosed properties	7,430	7,927	10,076	10,941	11,994
Former bank premises	2,654	2,654	3,305	3,305	3,305
Total nonperforming assets	$20,057	$23,258	$24,242	$27,338	$27,235

The following table shows the activity in nonaccrual loans for the quarter ended (dollars in thousands):

	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
Beginning Balance	$12,677	$10,861	$13,092	$11,936	$12,966
Net customer payments	(1,451)	(1,645)	(2,859)	(1,204)	(1,493)
Additions	1,094	4,359	2,568	5,150	2,344
Charge-offs	(1,216)	(660)	(1,096)	(1,446)	(1,245)
Loans returning to accruing status	(1,039)	(23)	(396)	(932)	(402)
Transfers to OREO	(92)	(215)	(448)	(412)	(234)
Ending Balance	$9,973	$12,677	$10,861	$13,092	$11,936

The following table shows the activity in other real estate owned ("OREO") for the quarter ended (dollars in thousands):

	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
Beginning Balance	$10,581	$13,381	$14,246	$15,299	$22,094
Additions of foreclosed property	859	246	501	456	234
Additions of former bank premises	—	—	—	—	1,822
Valuation adjustments	(138)	(479)	(274)	(126)	(4,229)
Proceeds from sales	(1,282)	(2,844)	(1,086)	(1,390)	(4,961)
Gains (losses) from sales	64	277	(6)	7	339
Ending Balance	$10,084	$10,581	$13,381	$14,246	$15,299

During the fourth quarter, the majority of sales of OREO were related to land and residential real estate.

Past Due Loans
Past due loans still accruing interest totaled $27.9 million, or 0.44% of total loans, at December 31, 2016 compared to $42.9 million, or 0.76%, a year ago and $26.9 million, or 0.44%, at September 30, 2016. At December 31, 2016, loans past due 90 days or more and accruing interest totaled $3.0 million, or 0.05% of total loans, compared to $5.8 million, or 0.10%, a year ago and $3.5 million, or 0.06%, at September 30, 2016.

Net Charge-offs
For the fourth quarter, net charge-offs were $824,000, or 0.05% on an annualized basis, compared to $1.2 million, or 0.09%, for the same quarter last year and $929,000, or 0.06%, for the prior quarter. For the year ended December 31, 2016, net charge-offs were $5.5 million, or 0.09%, compared to $7.6 million, or 0.13%, for the prior year.

Provision
The provision for loan losses for the current quarter was $1.5 million, a decrease of $536,000 compared to the same quarter a year ago and a decline of $923,000 compared to the previous quarter. The decrease in provision for loan losses in the current quarter compared to the prior periods was primarily driven by lower net charge-off levels and improving credit quality metrics. Additionally, a $250,000 provision was recognized during the current quarter for unfunded loan commitments, resulting in a total of $1.7 million in provision for credit losses for the quarter.

Allowance for Loan Losses
The allowance for loan losses (“ALL”) increased $650,000 from September 30, 2016 to $37.2 million at December 31, 2016 primarily due to loan growth during the quarter. The ALL as a percentage of the total loan portfolio was 0.59% at December 31, 2016, 0.59% at September 30, 2016, and 0.60% at December 31, 2015. The ALL as a percentage of the total loan portfolio, adjusted for acquisition accounting (non-GAAP), was 0.86% at December 31, 2016, a decrease from 0.90% from the prior quarter and a decrease from 0.98% from the quarter ended December 31, 2015. In acquisition accounting, there is no carryover of previously established allowance for loan losses, as acquired loans are recorded at fair value.

The nonaccrual loan coverage ratio was 372.9% at December 31, 2016, compared to 288.3% at September 30, 2016 and 285.3% at December 31, 2015. The current level of the allowance for loan losses reflects specific reserves related to nonperforming loans, current risk ratings on loans, net charge-off activity, loan growth, delinquency trends, and other credit risk factors that the Company considers important in assessing the adequacy of the allowance for loan losses.

NONINTEREST INCOME

Noninterest income decreased $900,000, or 4.7%, to $18.1 million for the quarter ended December 31, 2016 from $19.0 million in the prior quarter, primarily driven by lower mortgage banking income of $578,000, lower insurance-related income of $151,000, declines in customer-related fee income of $116,000 primarily driven by lower letter of credit fees, and decreases in loan swap fees of $105,000.

Mortgage banking income decreased $578,000, or 18.0%, to $2.6 million in the fourth quarter compared to $3.2 million in the third quarter, related to decreased mortgage loan originations and fair value adjustments associated with the interest rate lock derivative. The fair value of the interest rate lock derivative declined $516,000 in the current quarter, compared to an increase of $64,000 in the prior quarter, as a result of lower levels of locked mortgage balances at year-end. Mortgage loan originations decreased by $11.3 million, or 7.2%, in the current quarter to $145.3 million from $156.7 million in the third quarter. Of the mortgage loan originations in the current quarter, 49.2% were refinances compared with 33.8% in the prior quarter.

NONINTEREST EXPENSE

Noninterest expense decreased $646,000, or 1.1%, to $56.3 million for the quarter ended December 31, 2016 from $56.9 million in the prior quarter. Salaries and benefits expenses declined by $451,000 primarily due to lower levels of incentive compensation expense. Other declines in noninterest expense were driven by $400,000 in branch closure costs incurred in the prior quarter, lower loan-related expenses of $379,000 due to lower appraisal expenses, reduced levels of professional fees of $242,000, and lower amortization of intangible assets of $101,000. These lower expenses were partially offset by approximately $900,000 in increased franchise tax expenses driven by a one-time tax credit recognized in the prior quarter related to the Company's investment in a historic rehabilitation project.

INCOME TAXES

The effective tax rate for the fourth quarter was 27.5% compared to 23.3% in the third quarter. The increase in the effective tax rate was primarily driven by a one-time tax credit recognized in the prior quarter related to the Company's investment in a historic rehabilitation project and proportionately higher levels of taxable income compared to tax-exempt income. The effective tax rate for the year ended December 31, 2016 was 25.7% compared to 25.8% in the prior year.

BALANCE SHEET

At December 31, 2016, total assets were $8.4 billion, an increase of $168.6 million from September 30, 2016 and an increase of $733.5 million from December 31, 2015. The increase in assets was mostly related to loan growth.

At December 31, 2016, loans held for investment were $6.3 billion, an increase of $158.1 million, or 10.3% (annualized), from September 30, 2016, while average loans increased $180.4 million, or 12.0% (annualized), from the prior quarter. Loans held for investment increased $635.6 million, or 11.2%, from December 31, 2015, while quarterly average loans increased $601.7 million, or 10.7%, from the prior year.

At December 31, 2016, total deposits were $6.4 billion, an increase of $121.0 million, or 7.7% (annualized), from September 30, 2016, while average deposits increased $105.1 million, or 6.8% (annualized), from the prior quarter. Total deposits grew $415.6 million, or 7.0%, from December 31, 2015, while quarterly average deposits increased $404.6 million, or 6.9%, from the prior year.

At December 31, 2016, long-term borrowings were $413.3 million, an increase of $153.4 million from September 30, 2016, as a result of $150.0 million of fixed-to-floating subordinated debt issued in the fourth quarter.

At December 31, 2016, September 30, 2016, and December 31, 2015, respectively, the Company had a common equity Tier 1 capital ratio of 9.72%, 9.78%, and 10.55%; a Tier 1 capital ratio of 10.98%, 11.07%, and 11.93%; a total capital ratio of 13.59%, 11.60%, and 12.46%; and a leverage ratio of 9.87%, 9.89%, and 10.68%.

The Company’s common equity to asset ratios at December 31, 2016, September 30, 2016, and December 31, 2015 were 11.88%, 12.12%, and 12.94%, respectively, while its tangible common equity to tangible assets ratio was 8.41%, 8.57%, and 9.20%, respectively.

During the fourth quarter of 2016, the Company declared and paid cash dividends of $0.20 per common share, an increase of $0.01, or 5.3%, compared to prior quarter and the same quarter in the prior year.

* * * * * * *

ABOUT UNION BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Union Bankshares Corporation (NASDAQ: UBSH) is the holding company for Union Bank & Trust, which has 114 banking offices and approximately 185 ATMs located throughout Virginia. Non-bank affiliates of the holding company include: Union Mortgage Group, Inc., which provides a full line of mortgage products, Old Dominion Capital Management, Inc., which provides investment advisory services, and Union Insurance Group, LLC, which offers various lines of insurance products.

Additional information on the Company is available at http://investors.bankatunion.com.

Union Bankshares Corporation will hold a conference call on Tuesday, January 24th, at 9:00 a.m. Eastern Time during which management will review earnings and performance trends. Callers wishing to participate may call toll-free by dialing (877) 668-4908. The conference ID number is 49841348.

NON-GAAP MEASURES
In reporting the results of the quarter ended December 31, 2016, the Company has provided supplemental performance measures on a tangible or tax-equivalent basis. These measures are a supplement to GAAP used to prepare the Company’s financial statements and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non-GAAP measures may not be comparable to non-GAAP measures of other companies.

FORWARD-LOOKING STATEMENTS
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact, are based on certain assumptions as of the time they are made, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.  Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company and its management about future events.  Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance, or achievements expressed or implied by such forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of and changes in:

•	changes in interest rates,

•	general economic and financial market conditions,

•	the Company’s ability to manage its growth or implement its growth strategy,

•	levels of unemployment in the Bank’s lending area,

•	real estate values in the Bank’s lending area,

•	an insufficient allowance for loan losses,

•	the quality or composition of the loan or investment portfolios,

•	concentrations of loans secured by real estate, particularly commercial real estate,

•	the effectiveness of the Company’s credit processes and management of the Company’s credit risk,

•	demand for loan products and financial services in the Company’s market area,

•	the Company’s ability to compete in the market for financial services,

•	technological risks and developments, and cyber attacks or events,

•	performance by the Company’s counterparties or vendors,

•	deposit flows,

•	the availability of financing and the terms thereof,

•	the level of prepayments on loans and mortgage-backed securities,

•	legislative or regulatory changes and requirements,

•	monetary and fiscal policies of the U.S. government including policies of the U.S. Department of the Treasury and the Board of Governors of the Federal Reserve System, and

•	accounting principles and guidelines.

More information on risk factors that could affect the Company’s forward-looking statements is available on the Company’s website, http://investors.bankatunion.com or the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and other reports filed with the SEC. The information on the Company’s website is not a part of this press release. All risk factors and uncertainties described in those documents should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not intend or assume any obligation to update or revise any forward-looking statements that may be made from time to time by or on behalf of the Company.

UNION BANKSHARES CORPORATION AND SUBSIDIARIES
KEY FINANCIAL RESULTS
(Dollars in thousands, except share data)
(FTE - "Fully Taxable Equivalent")
	Three Months Ended			Year Ended
	12/31/16	9/30/16	12/31/15	12/31/16	12/31/15
Results of Operations
Interest and dividend income	$76,957	$74,433	$69,317	$294,920	$276,771
Interest expense	8,342	7,405	6,712	29,770	24,937
Net interest income	68,615	67,028	62,605	265,150	251,834
Provision for credit losses	1,723	2,472	2,010	9,100	9,571
Net interest income after provision for credit losses	66,892	64,556	60,595	256,050	242,263
Noninterest income	18,050	18,950	17,016	70,907	65,007
Noninterest expenses	56,267	56,913	54,476	222,703	216,882
Income before income taxes	28,675	26,593	23,135	104,254	90,388
Income tax expense	7,899	6,192	5,321	26,778	23,309
Net income	$20,776	$20,401	$17,814	$77,476	$67,079

Interest earned on earning assets (FTE)	$79,833	$76,860	$71,655	$305,164	$285,850
Net interest income (FTE) (1)	71,491	69,455	64,943	275,394	260,913
Core deposit intangible amortization	1,621	1,683	2,010	6,930	8,445

Net income - community bank segment	$20,394	$19,616	$17,904	$75,716	$67,281
Net income (loss) - mortgage segment	382	785	(90)	1,760	(202)

Key Ratios
Earnings per common share, diluted	$0.48	$0.47	$0.40	$1.77	$1.49
Return on average assets (ROA)	0.99%	1.00%	0.93%	0.96%	0.90%
Return on average equity (ROE)	8.22%	8.14%	7.08%	7.79%	6.76%
Return on average tangible common equity (ROTCE) (4)	12.05%	12.00%	10.38%	11.45%	10.00%
Efficiency ratio	64.92%	66.19%	68.42%	66.27%	68.45%
Efficiency ratio (FTE) (1)	62.84%	64.38%	66.47%	64.31%	66.54%
Net interest margin	3.63%	3.63%	3.63%	3.66%	3.75%
Net interest margin (FTE) (1)	3.78%	3.76%	3.76%	3.80%	3.89%
Yields on earning assets (FTE)	4.23%	4.16%	4.15%	4.21%	4.26%
Cost of interest-bearing liabilities (FTE)	0.57%	0.52%	0.51%	0.53%	0.48%
Cost of funds (FTE)	0.45%	0.40%	0.39%	0.41%	0.37%
Net interest margin, core (FTE) (2)	3.70%	3.67%	3.69%	3.72%	3.79%
Yields on earning assets (FTE), core (2)	4.14%	4.09%	4.08%	4.14%	4.19%
Cost of interest-bearing liabilities (FTE), core (2)	0.58%	0.53%	0.52%	0.54%	0.53%
Cost of funds (FTE), core (2)	0.44%	0.42%	0.39%	0.42%	0.40%

Per Share Data
Earnings per common share, basic	$0.48	$0.47	$0.40	$1.77	$1.49
Earnings per common share, diluted	0.48	0.47	0.40	1.77	1.49
Cash dividends paid per common share	0.20	0.19	0.19	0.77	0.68
Market value per share	35.74	26.77	25.24	35.74	25.24
Book value per common share	23.15	23.18	22.38	23.15	22.38
Tangible book value per common share (4)	15.78	15.75	15.25	15.78	15.25
Price to earnings ratio, diluted	18.72	14.32	15.90	20.19	16.94
Price to book value per common share ratio	1.54	1.15	1.13	1.54	1.13
Price to tangible common share ratio	2.26	1.70	1.66	2.26	1.66
Weighted average common shares outstanding, basic	46,577,634	43,565,937	44,899,629	43,784,193	45,054,938
Weighted average common shares outstanding, diluted	43,659,416	43,754,915	44,988,577	43,890,271	45,138,891
Common shares outstanding at end of period	43,609,317	43,556,486	44,785,674	43,609,317	44,785,674

	Three Months Ended			Year Ended
	12/31/16	9/30/16	12/31/15	12/31/16	12/31/15
Capital Ratios
Common equity Tier 1 capital ratio (3)	9.72%	9.78%	10.55%	9.72%	10.55%
Tier 1 capital ratio (3)	10.98%	11.07%	11.93%	10.98%	11.93%
Total capital ratio (3)	13.59%	11.60%	12.46%	13.59%	12.46%
Leverage ratio (Tier 1 capital to average assets) (3)	9.87%	9.89%	10.68%	9.87%	10.68%
Common equity to total assets	11.88%	12.12%	12.94%	11.88%	12.94%
Tangible common equity to tangible assets (4)	8.41%	8.57%	9.20%	8.41%	9.20%

Financial Condition
Assets	$8,426,793	$8,258,230	$7,693,291	$8,426,793	$7,693,291
Loans held for investment	6,307,060	6,148,918	5,671,462	6,307,060	5,671,462
Earning Assets	7,611,098	7,466,956	6,900,023	7,611,098	6,900,023
Goodwill	298,191	298,191	293,522	298,191	293,522
Amortizable intangibles, net	20,602	22,343	23,310	20,602	23,310
Deposits	6,379,489	6,258,506	5,963,936	6,379,489	5,963,936
Stockholders' equity	1,001,032	1,000,964	955,367	1,001,032	995,367
Tangible common equity (4)	682,239	680,430	678,535	682,239	678,535

Loans held for investment, net of deferred fees and costs
Construction and land development	$751,131	$776,430	$749,720	$751,131	$749,720
Commercial real estate - owner occupied	857,805	857,142	860,086	857,805	860,086
Commercial real estate - non-owner occupied	1,564,295	1,454,828	1,270,480	1,564,295	1,270,480
Multifamily real estate	334,276	339,313	322,528	334,276	322,528
Commercial & Industrial	551,526	509,857	435,365	551,526	435,365
Residential 1-4 Family	1,029,547	999,361	978,469	1,029,547	978,469
Auto	262,071	255,188	234,061	262,071	234,061
HELOC	526,884	524,097	516,726	526,884	516,726
Consumer and all other	429,525	432,702	304,027	429,525	304,027
Total loans held for investment	$6,307,060	$6,148,918	$5,671,462	$6,307,060	$5,671,462

Deposits
NOW accounts	$1,765,956	$1,635,446	$1,521,906	$1,765,956	$1,521,906
Money market accounts	1,435,591	1,398,177	1,312,612	1,435,591	1,312,612
Savings accounts	591,742	596,702	572,800	591,742	572,800
Time deposits of $100,000 and over	530,275	528,227	514,286	530,275	514,286
Other time deposits	662,300	657,686	669,395	662,300	669,395
Total interest-bearing deposits	$4,985,864	$4,816,238	$4,590,999	$4,985,864	$4,590,999
Demand deposits	1,393,625	1,442,268	1,372,937	1,393,625	1,372,937
Total deposits	$6,379,489	$6,258,506	$5,963,936	$6,379,489	$5,963,936

Averages
Assets	$8,312,750	$8,153,951	$7,624,416	$8,046,305	$7,492,895
Loans held for investment	6,214,084	6,033,723	5,612,366	5,956,125	5,487,367
Loans held for sale	43,594	42,755	35,402	36,126	40,524
Securities	1,202,125	1,218,552	1,149,817	1,202,692	1,143,816
Earning assets	7,514,979	7,354,684	6,845,071	7,249,090	6,713,239
Deposits	6,310,025	6,204,958	5,905,406	6,110,789	5,768,213
Certificates of deposit	1,192,253	1,181,936	1,196,127	1,177,732	1,231,593
Interest-bearing deposits	4,885,428	4,796,505	4,536,643	4,722,573	4,471,870
Borrowings	927,218	884,597	659,567	877,602	675,819
Interest-bearing liabilities	5,812,646	5,681,102	5,196,210	5,600,174	5,147,689
Stockholders' equity	1,005,769	996,668	998,590	994,785	991,977
Tangible common equity (4)	686,143	676,308	680,801	676,654	671,071

	Three Months Ended			Year Ended
	12/31/16	9/30/16	12/31/15	12/31/16	12/31/15
Asset Quality
Allowance for Loan Losses (ALL)
Beginning balance	$36,542	$35,074	$33,269	$34,047	$32,384
Add: Recoveries	1,003	534	933	3,025	3,927
Less: Charge-offs	1,827	1,463	2,165	8,555	11,535
Add: Provision for loan losses	1,474	2,397	2,010	8,675	9,271
Ending balance	$37,192	$36,542	$34,047	$37,192	$34,047

ALL / total outstanding loans	0.59%	0.59%	0.60%	0.59%	0.60%
ALL / total outstanding loans, adjusted for acquisition accounting (5)	0.86%	0.90%	0.98%	0.86%	0.98%
Net charge-offs / total average loans	0.05%	0.06%	0.09%	0.09%	0.13%
Provision / total average loans	0.09%	0.16%	0.14%	0.15%	0.16%

Total PCI Loans	$59,292	$62,346	$73,737	$59,292	$73,737

Nonperforming Assets
Construction and land development	$2,037	$2,301	$2,113	$2,037	$2,113
Commercial real estate - owner occupied	794	1,609	3,904	794	3,904
Commercial real estate - non-owner occupied	—	—	100	—	100
Commercial & Industrial	124	1,344	429	124	429
Residential 1-4 Family	5,279	5,279	3,563	5,279	3,563
Auto	169	231	192	169	192
HELOC	1,279	1,464	1,348	1,279	1,348
Consumer and all other	291	449	287	291	287
Nonaccrual loans	$9,973	$12,677	$11,936	$9,973	$11,936
Other real estate owned	10,084	10,581	15,299	10,084	15,299
Total nonperforming assets (NPAs)	$20,057	$23,258	$27,235	$20,057	$27,235
Construction and land development	$76	$610	$128	$76	$128
Commercial real estate - owner occupied	35	304	103	35	103
Commercial real estate - non-owner occupied	—	—	723	—	723
Multifamily real estate	—	—	272	—	272
Commercial & Industrial	9	77	124	9	124
Residential 1-4 Family	2,048	2,005	3,638	2,048	3,638
Auto	111	28	60	111	60
HELOC	635	407	762	635	762
Consumer and all other	91	98	19	91	19
Loans ≥ 90 days and still accruing	$3,005	$3,529	$5,829	$3,005	$5,829
Total NPAs and loans ≥ 90 days	$23,062	$26,787	$33,064	$23,062	$33,064
NPAs / total outstanding loans	0.32%	0.38%	0.48%	0.32%	0.48%
NPAs / total assets	0.24%	0.28%	0.35%	0.24%	0.35%
ALL / nonperforming loans	372.93%	288.25%	285.25%	372.93%	285.25%
ALL / nonperforming assets	185.43%	157.12%	125.01%	185.43%	125.01%

Troubled Debt Restructurings
Performing	$13,967	$11,824	$10,780	$13,967	$10,780
Nonperforming	1,435	1,452	1,921	1,435	1,921
Total troubled debt restructurings	$15,402	$13,276	$12,701	$15,402	$12,701

	Three Months Ended			Year Ended
	12/31/16	9/30/16	12/31/15	12/31/16	12/31/15
Past Due Detail
Construction and land development	$1,162	$309	$3,155	$1,162	$3,155
Commercial real estate - owner occupied	1,842	1,411	1,714	1,842	1,714
Commercial real estate - non-owner occupied	2,369	324	771	2,369	771
Multifamily real estate	147	—	—	147	—
Commercial & Industrial	759	567	1,056	759	1,056
Residential 1-4 Family	7,038	4,985	15,023	7,038	15,023
Auto	2,570	1,846	2,312	2,570	2,312
HELOC	1,836	2,600	2,589	1,836	2,589
Consumer and all other	2,522	1,713	1,167	2,522	1,167
Loans 30-59 days past due	$20,245	$13,755	$27,787	$20,245	$27,787

Construction and land development	$232	$697	$380	$232	$380
Commercial real estate - owner occupied	109	365	118	109	118
Commercial real estate - non-owner occupied	—	—	—	—	—
Commercial & Industrial	858	51	27	858	27
Residential 1-4 Family	534	6,345	6,774	534	6,774
Auto	317	239	233	317	233
HELOC	1,140	899	1,112	1,140	1,112
Consumer and all other	1,431	1,037	689	1,431	689
Loans 60-89 days past due	$4,621	$9,633	$9,333	$4,621	$9,333

Alternative Performance Measures (non-GAAP)
Tangible Assets
Ending assets	$8,426,793	$8,258,230	$7,693,291	$8,426,793	$7,693,291
Less: Ending goodwill	298,191	298,191	293,522	298,191	293,522
Less: Ending amortizable intangibles	20,602	22,343	23,310	20,602	23,310
Ending tangible assets (non-GAAP)	$8,108,000	$7,937,696	$7,376,459	$8,108,000	$7,376,459

Tangible Common Equity (4)
Ending equity	$1,001,032	$1,000,964	$995,367	$1,001,032	$995,367
Less: Ending goodwill	298,191	298,191	293,522	298,191	293,522
Less: Ending amortizable intangibles	20,602	22,343	23,310	20,602	23,310
Ending tangible common equity (non-GAAP)	$682,239	$680,430	$678,535	$682,239	$678,535

Average equity	$1,005,769	$996,668	$998,590	$994,785	$991,977
Less: Average goodwill	298,191	297,707	293,522	296,087	293,522
Less: Average amortizable intangibles	21,435	22,653	24,267	22,044	27,384
Average tangible common equity (non-GAAP)	$686,143	$676,308	$680,801	$676,654	$671,071

ALL to loans, adjusted for acquisition accounting (non-GAAP)(5)
Allowance for loan losses	$37,192	$36,542	$34,047	$37,192	$34,047
Remaining fair value mark on purchased performing loans	16,939	18,154	20,819	16,939	20,819
Adjusted allowance for loan losses	$54,131	$54,696	$54,866	$54,131	$54,866

Loans, net of deferred fees	$6,307,060	$6,148,918	$5,671,462	$6,307,060	$5,671,462
Remaining fair value mark on purchased performing loans	16,939	18,154	20,819	16,939	20,819
Less: Purchased credit impaired loans, net of fair value mark	59,292	62,346	73,737	59,292	73,737
Adjusted loans, net of deferred fees	$6,264,707	$6,104,726	$5,618,544	$6,264,707	$5,618,544

ALL / gross loans, adjusted for acquisition accounting	0.86%	0.90%	0.98%	0.86%	0.98%

	Three Months Ended			Year Ended
	12/31/16	9/30/16	12/31/15	12/31/16	12/31/15
Alternative Performance Measures (non-GAAP) continued
Net interest income (FTE) (1)
Net Interest Income (GAAP)	$68,615	$67,028	$62,605	$265,150	$251,834
FTE Adjustment	2,876	2,427	2,338	10,244	9,079
FTE Net Interest Income (non-GAAP)	$71,491	$69,455	$64,943	$275,394	$260,913

Mortgage Origination Volume
Refinance Volume	$71,454	$52,883	$40,943	$208,674	$197,665
Construction Volume	10,621	20,760	12,394	68,026	74,885
Purchase Volume	63,249	83,014	59,702	263,571	267,572
Total Mortgage loan originations	$145,324	$156,657	$113,039	$540,271	$540,122
% of originations that are refinances	49.2%	33.8%	36.2%	38.6%	36.6%

Other Data
End of period full-time employees	1,416	1,391	1,422	1,416	1,422
Number of full-service branches	114	115	124	114	124
Number of full automatic transaction machines (ATMs)	185	193	201	185	201

(1) Net interest income (FTE), which is used in computing net interest margin (FTE) and efficiency ratio (FTE), provides valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources.

(2) The core metrics, FTE, exclude the impact of acquisition accounting accretion and amortization adjustments in net interest income.

(3) All ratios at December 31, 2016 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.

(4) Tangible common equity is used in the calculation of certain capital and per share ratios. The Company believes tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses.

(5) The allowance for loan losses ratio, adjusted for acquisition accounting (non-GAAP), includes an adjustment for the fair value mark on purchased performing loans. The purchased performing loans are reported net of the related fair value mark in loans, net of deferred fees, on the Company’s Consolidated Balance Sheet; therefore, the fair value mark is added back to the balance to represent the total loan portfolio. The adjusted allowance for loan losses, including the fair value mark, represents the total reserve on the Company’s loan portfolio. The PCI loans, net of the respective fair value mark, are removed from the loans, net of deferred fees, as these PCI loans are not covered by the allowance established by the Company unless changes in expected cash flows indicate that one of the PCI loan pools are impaired, at which time an allowance for PCI loans will be established. GAAP requires the acquired allowance for loan losses not be carried over in an acquisition or merger. The Company believes the presentation of the allowance for loan losses ratio, adjusted for acquisition accounting, is useful to investors because the acquired loans were purchased at a market discount with no allowance for loan losses carried over to the Company, and the fair value mark on the purchased performing loans represents the allowance associated with those purchased loans. The Company believes that this measure is a better reflection of the reserves on the Company’s loan portfolio.

UNION BANKSHARES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)
	December 31,	December 31,
	2016	2015
ASSETS
Cash and cash equivalents:
Cash and due from banks	$120,758	$111,323
Interest-bearing deposits in other banks	58,030	29,670
Federal funds sold	449	1,667
Total cash and cash equivalents	179,237	142,660
Securities available for sale, at fair value	946,764	903,292
Securities held to maturity, at carrying value	201,526	205,374
Restricted stock, at cost	60,782	51,828
Loans held for sale, at fair value	36,487	36,030
Loans held for investment, net of deferred fees and costs	6,307,060	5,671,462
Less allowance for loan losses	37,192	34,047
Net loans held for investment	6,269,868	5,637,415
Premises and equipment, net	122,027	126,028
Other real estate owned, net of valuation allowance	10,084	15,299
Goodwill	298,191	293,522
Amortizable intangibles, net	20,602	23,310
Bank owned life insurance	179,318	173,687
Other assets	101,907	84,846
Total assets	$8,426,793	$7,693,291
LIABILITIES
Noninterest-bearing demand deposits	$1,393,625	$1,372,937
Interest-bearing deposits	4,985,864	4,590,999
Total deposits	6,379,489	5,963,936
Securities sold under agreements to repurchase	59,281	84,977
Other short-term borrowings	517,500	304,000
Long-term borrowings	413,308	291,198
Other liabilities	56,183	53,813
Total liabilities	7,425,761	6,697,924
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock, $1.33 par value, shares authorized 100,000,000; issued and outstanding, 43,609,317 shares, and 44,785,674 shares, respectively.	57,506	59,159
Additional paid-in capital	605,397	631,822
Retained earnings	341,938	298,134
Accumulated other comprehensive income	(3,809)	6,252
Total stockholders' equity	1,001,032	995,367
Total liabilities and stockholders' equity	$8,426,793	$7,693,291

UNION BANKSHARES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except share data)
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015
Interest and dividend income:
Interest and fees on loans	$68,683	$66,190	$61,880	$262,567	$247,587
Interest on deposits in other banks	67	65	30	244	94
Interest and dividends on securities:
Taxable	4,761	4,732	3,985	18,319	15,606
Nontaxable	3,446	3,446	3,422	13,790	13,484
Total interest and dividend income	76,957	74,433	69,317	294,920	276,771
Interest expense:
Interest on deposits	4,786	4,552	4,348	17,731	15,553
Interest on short-term borrowings	797	765	211	2,894	944
Interest on long-term borrowings	2,759	2,088	2,153	9,145	8,440
Total interest expense	8,342	7,405	6,712	29,770	24,937
Net interest income	68,615	67,028	62,605	265,150	251,834
Provision for credit losses	1,723	2,472	2,010	9,100	9,571
Net interest income after provision for credit losses	66,892	64,556	60,595	256,050	242,263
Noninterest income:
Service charges on deposit accounts	5,042	4,965	5,104	19,496	18,904
Other service charges and fees	4,204	4,397	3,957	17,175	15,575
Fiduciary and asset management fees	2,884	2,844	2,306	10,199	9,141
Mortgage banking income, net	2,629	3,207	2,185	10,953	9,767
Gains on securities transactions, net	60	—	813	205	1,486
Other-than-temporary impairment losses	—	—	—	—	(300)
Bank owned life insurance income	1,391	1,389	1,163	5,513	4,593
Other operating income	1,840	2,148	1,488	7,366	5,841
Total noninterest income	18,050	18,950	17,016	70,907	65,007
Noninterest expenses:
Salaries and benefits	30,042	30,493	25,287	117,103	104,192
Occupancy expenses	4,901	4,841	4,832	19,528	20,053
Furniture and equipment expenses	2,608	2,635	2,856	10,475	11,674
Printing, postage, and supplies	1,126	1,147	1,154	4,692	5,124
Communications expense	887	948	1,153	3,850	4,634
Technology and data processing	4,028	3,917	3,647	15,368	13,667
Professional services	1,653	1,895	1,302	8,085	6,309
Marketing and advertising expense	1,946	1,975	1,375	7,784	7,215
FDIC assessment premiums and other insurance	1,403	1,262	1,346	5,406	5,376
Other taxes	1,592	639	1,553	5,456	6,227
Loan-related expenses	1,152	1,531	923	4,790	4,097
OREO and credit-related expenses	637	503	4,496	2,602	8,911
Amortization of intangible assets	1,742	1,843	2,010	7,210	8,445
Training and other personnel costs	923	863	844	3,435	3,675
Other expenses	1,627	2,421	1,698	6,919	7,283
Total noninterest expenses	56,267	56,913	54,476	222,703	216,882
Income before income taxes	28,675	26,593	23,135	104,254	90,388
Income tax expense	7,899	6,192	5,321	26,778	23,309
Net income	$20,776	$20,401	$17,814	$77,476	$67,079
Basic earnings per common share	$0.48	$0.47	$0.40	$1.77	$1.49
Diluted earnings per common share	$0.48	$0.47	$0.40	$1.77	$1.49

UNION BANKSHARES CORPORATION AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
(Dollars in thousands)
	Community Bank	Mortgage	Eliminations	Consolidated
Three Months Ended December 31, 2016
Net interest income	$68,205	$410	$—	$68,615
Provision for credit losses	1,668	55	—	1,723
Net interest income after provision for credit losses	66,537	355	—	66,892
Noninterest income	15,368	2,823	(141)	18,050
Noninterest expenses	53,810	2,598	(141)	56,267
Income before income taxes	28,095	580	—	28,675
Income tax expense	7,701	198	—	7,899
Net income	$20,394	$382	$—	$20,776
Total assets	$8,419,625	$93,581	$(86,413)	$8,426,793

Three Months Ended September 30, 2016
Net interest income	$66,605	$423	$—	$67,028
Provision for credit losses	2,455	17	—	2,472
Net interest income after provision for credit losses	64,150	406	—	64,556
Noninterest income	15,589	3,501	(140)	18,950
Noninterest expenses	54,353	2,700	(140)	56,913
Income before income taxes	25,386	1,207	—	26,593
Income tax expense	5,770	422	—	6,192
Net income	$19,616	$785	$—	$20,401
Total assets	$8,251,351	$90,692	$(83,813)	$8,258,230

Three Months Ended December 31, 2015
Net interest income	$62,271	$334	$—	$62,605
Provision for credit losses	2,000	10	—	2,010
Net interest income after provision for credit losses	60,271	324	—	60,595
Noninterest income	14,987	2,200	(171)	17,016
Noninterest expenses	51,982	2,665	(171)	54,476
Income (loss) before income taxes	23,276	(141)	—	23,135
Income tax expense (benefit)	5,372	(51)	—	5,321
Net income (loss)	$17,904	$(90)	$—	$17,814
Total assets	$7,690,132	$57,900	$(54,741)	$7,693,291

Year Ended December 31, 2016
Net interest income	$263,714	$1,436	$—	$265,150
Provision for credit losses	8,883	217	—	9,100
Net interest income after provision for credit losses	254,831	1,219	—	256,050
Noninterest income	59,505	12,008	(606)	70,907
Noninterest expenses	212,774	10,535	(606)	222,703
Income before income taxes	101,562	2,692	—	104,254
Income tax expense	25,846	932	—	26,778
Net income	$75,716	$1,760	$—	$77,476
Total assets	$8,419,625	$93,581	$(86,413)	$8,426,793

Year Ended December 31, 2015
Net interest income	$250,510	$1,324	$—	$251,834
Provision for credit losses	9,450	121	—	9,571
Net interest income after provision for credit losses	241,060	1,203	—	242,263
Noninterest income	55,645	10,044	(682)	65,007
Noninterest expenses	205,993	11,571	(682)	216,882
Income (loss) before income taxes	90,712	(324)	—	90,388
Income tax expense (benefit)	23,431	(122)	—	23,309
Net income (loss)	$67,281	$(202)	$—	$67,079
Total assets	$7,690,132	$57,900	$(54,741)	$7,693,291

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)
	For the Quarter Ended
	December 31, 2016			September 30, 2016
	Average Balance	Interest Income / Expense	Yield / Rate (1)	Average Balance	Interest Income / Expense	Yield / Rate (1)
Assets:
Securities:
Taxable	$749,059	$4,761	2.53%	$768,608	$4,732	2.45%
Tax-exempt	453,066	5,302	4.66%	449,944	5,302	4.69%
Total securities	1,202,125	10,063	3.33%	1,218,552	10,034	3.28%
Loans, net (2) (3)	6,214,084	69,358	4.44%	6,033,723	66,397	4.38%
Other earning assets	98,770	412	1.66%	102,409	429	1.67%
Total earning assets	7,514,979	$79,833	4.23%	7,354,684	$76,860	4.16%
Allowance for loan losses	(37,808)			(35,995)
Total non-earning assets	835,579			835,262
Total assets	$8,312,750			$8,153,951

Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Transaction and money market accounts	$3,099,424	$1,804	0.23%	$3,016,337	$1,682	0.22%
Regular savings	593,751	201	0.13%	598,232	207	0.14%
Time deposits	1,192,253	2,781	0.93%	1,181,936	2,663	0.90%
Total interest-bearing deposits	4,885,428	4,786	0.39%	4,796,505	4,552	0.38%
Other borrowings (4)	927,218	3,556	1.53%	884,597	2,853	1.28%
Total interest-bearing liabilities	5,812,646	8,342	0.57%	5,681,102	7,405	0.52%

Noninterest-bearing liabilities:
Demand deposits	1,424,597			1,408,453
Other liabilities	69,738			67,728
Total liabilities	7,306,981			7,157,283
Stockholders' equity	1,005,769			996,668
Total liabilities and stockholders' equity	$8,312,750			$8,153,951

Net interest income		$71,491			$69,455

Interest rate spread (5)			3.66%			3.64%
Cost of funds			0.45%			0.40%
Net interest margin (6)			3.78%			3.76%

(1) Rates and yields are annualized and calculated from actual, not rounded, amounts in thousands, which appear above.
(2) Nonaccrual loans are included in average loans outstanding.
(3) Interest income on loans includes $1.5 million and $1.3 million for the three months ended December 31, 2016 and September 30, 2016, respectively, in accretion of the fair market value adjustments related to acquisitions.

(4) Interest expense on borrowings includes $71,000 and $181,000 for the three months ended December 31, 2016 and September 30, 2016, respectively, in accretion of the fair market value adjustments related to acquisitions.

(5) Income and yields are reported on a taxable equivalent basis using the statutory federal corporate tax rate of 35%.
(6) Core net interest margin excludes purchase accounting adjustments and was 3.70% and 3.67% for the three months ended December 31, 2016 and September 30, 2016, respectively.